United States 12 Month Natural Gas Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended June 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,727,500)
Unrealized Gain (Loss) on Market Value of Futures	3,981,240
Dividend Income	299
Interest Income	615
ETF Transaction Fees	700
Total Income (Loss)	$2,255,354

Expenses
General Partner Management Fees	$22,321
Brokerage Commissions	1,165
NYMEX License Fee	447
Non-interested Directors' Fees and Expenses	338
Prepaid Insurance Expense	158
Other Expenses	8,265
Total Expenses	32,694
Expense Waiver	(3,801)
Net Expenses	$28,893
Net Income (Loss)	$2,226,461

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/12	$36,025,774
Additions (150,000 Units)	2,593,331
Net Income (Loss)	2,226,461

Net Asset Value End of Month	$40,845,566
Net Asset Value Per Unit (2,350,000 Units)	$17.38

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway, Suite 145
Alameda, California 94502